PRICING SUPPLEMENT NO. 33                                         Rule 424(b)(3)
DATED: March 4, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                      $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
                  WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $50,000,000   Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 3/9/98     Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 3/9/1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional              Optional
                         Redemption              Repayment             Repayment
Redeemable On            Price(s)                Date(s)               Price(s)

N/A                      N/A                     N/A                   N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  5.725%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):
-------------------------------------


*     On September 9, 1998 and at maturity.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.